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                                                                    EXHIBIT 23-1


                        CONSENT OF INDEPENDENT AUDITORS'


The Board of Directors
Texas Biotechnology Corporation

We hereby consent to the use of our report incorporated herein by reference dated February 13, 1998, related to the consolidated financial statements of Texas Biotechnology Corporation and subsidiary as of December 31, 1997 and 1996, for each of the years in the three-year period ended December 31, 1997 and the reference to our firm under the heading "Experts" in the prospectus.

                                         /s/ KPMG PEAT MARWICK LLP
                                         -----------------------------------
                                         KPMG PEAT MARWICK LLP

Houston, Texas
May 14, 1998